EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes James M. Ford and David A. Kinross or either of them as attorney-in-fact to sign in his or her behalf, individually and in each capacity stated below, and to file this Annual Report on Form 10-K of Central Valley Community Bancorp for the fiscal year ended December 31, 2015 and all amendments and/or supplements to this Annual Report on Form 10-K.

/s/James M. Ford	Date: March 15, 2016
James M. Ford,
President and Chief Executive Officer and Director (principal executive officer)

/s/David A. Kinross	Date: March 15, 2016
David A. Kinross,
Executive Vice President and Chief Financial Officer
(principal accounting officer and principal financial officer)

/s/Daniel J. Doyle	Date: March 15, 2016
Daniel J. Doyle,
Chairman of the Board and Director

/s/Daniel N. Cunningham	Date: March 15, 2016
Daniel N. Cunningham, Lead Independent Director

/s/Edwin S. Darden	Date: March 15, 2016
Edwin S. Darden,
Director

/s/F.T. Elliott, IV	Date: March 15, 2016
F.T. Elliott, IV,
Director

/s/Steven D. McDonald	Date: March 15, 2016
Steven D. McDonald,
Director

/s/Louis McMurray	Date: March 15, 2016
Louis McMurray,
Director

/s/William S. Smittcamp	Date: March 15, 2016
William S. Smittcamp,
Director

/s/Joseph B. Weirick	Date: March 15, 2016
Joseph B. Weirick,
Director